UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2022

Advantage Solutions Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38990	83-4629508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15310 Barranca Parkway, Suite 100
Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 797-2900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ADV	NASDAQ Global Select Market
Warrants exercisable for one share of Class A common stock at an exercise price of $11.50 per share	ADVWW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Third Amended and Restated Employment Agreement with Brian Stevens

On September 30, 2022, Advantage Solutions Inc.’s wholly owned subsidiary Advantage Sales & Marketing LLC (the “Company”) entered into the Third Amended and Restated Employment Agreement (the “A&R Employment Agreement”) with Brian Stevens, its Chief Financial Officer and Chief Operating Officer. Pursuant to the A&R Employment Agreement, effective September 1, 2022, Mr. Stevens’s base salary was increased to $750,000 per year. Additionally, Mr. Stevens shall be eligible to receive a target bonus of one hundred percent of his base salary pursuant to the terms of the Company’s Executive Bonus Plan and based on performance metrics to be established by the Board or the Compensation Committee of the Board (the “Compensation Committee”). Mr. Stevens is also eligible for a maximum bonus (i) in an amount equal to one hundred fifty percent of his base salary for the fiscal year ending December 31, 2022 and (ii) in an amount to be determined by the Board or the Compensation Committee for subsequent years.

Additionally, Mr. Stevens is eligible under the A&R Employment Agreement to receive a retention payment in an amount equal to $300,000 (a “Retention Payment”) on each of December 31, 2022, 2023 and 2024 (each, a “Retention Measurement Date”), subject to the condition that he remains continuously employed by the Company through the applicable Retention Measurement Date. In the event Mr. Stevens’s employment is terminated for any reason prior to the applicable Retention Measurement Date for that year, then he will receive a pro-rated portion of the Retention Payment for that portion of the year in which he was employed by the Company.

Additional material terms amended by the A&R Employment Agreement include (i) adding any Retention Payments earned but not paid to the amount to be paid to Mr. Stevens upon certain events of termination and (ii) limiting “Good Reason” for termination of Mr. Stevens’s employment under the A&R Employment Agreement to (a) a reduction in his base salary (except as expressly contemplated therein), (b) the movement by the Company of his principal place of employment by more than 50 miles, (c) requiring him to directly report to anyone other than the Company’s Chief Executive Officer or (d) any material breach by the Company of the A&R Employment Agreement.

The foregoing descriptions of the A&R Employment Agreement are qualified in their entirety by the text of the A&R Employment Agreement, a copy of which is attached as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Third Amended and Restated Employment Agreement, dated September 30, 2022, by and between Advantage Sales & Marketing LLC and Brian Stevens
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVANTAGE SOLUTIONS INC.

Date:	October 4, 2022	By:	/s/ Dean Kaye
Dean Kaye Chief Financial Officer, North America